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                                                                    Exhibit 3(d)


                                SELLING AGREEMENT


Agreement, made this __________________ day of _____________________, 20___ by
and between National Security Life and Annuity Company, Inc. ("NATIONAL SECURITY") a New York corporation, Ohio National Equities, Inc. ("ONEQ"), an Ohio corporation, and __________________________________________________ ("BD"),
a(n) ______________ corporation.

Whereas, NATIONAL SECURITY issues certain variable insurance contracts/policies ("Contracts") described in this Agreement, which are deemed securities under the Securities Act of 1933 ("1933 Act"); and

Whereas, ONEQ is duly licensed as a Broker/Dealer with the National Association of Securities Dealers, Inc. ("NASD") and the Securities and Exchange Commission ("SEC"); and

Whereas, NATIONAL SECURITY has appointed ONEQ as the Underwriter of the Contracts; and

Whereas, NATIONAL SECURITY and ONEQ propose to have BD's representatives ("Representatives") who are, or will become, duly licensed insurance agents solicit sales of the Contracts; and

Whereas, ONEQ delegates to BD, to the extent legally permitted, certain training and administrative responsibilities and duties in connection with sales of the Contracts;

NOW THEREFORE, in consideration of the premises and mutual promises contained herein, the parties hereto agree as follows:

1.   APPOINTMENT

NATIONAL SECURITY and ONEQ hereby appoint BD to supervise solicitations of the Contracts, and to facilitate solicitations of sales of the Contracts which are described in the Schedule(s) of Commissions attached hereto.

2.   REPRESENTATIONS

a. NATIONAL SECURITY, ONEQ and BD each represents to the others that it and the below signed officers have full power and authority to enter into this Agreement.

b. ONEQ represents to BD that it is registered as a Broker/Dealer under the Securities Exchange Act of 1934 ("1934 Act") and under the state securities laws of each jurisdiction in which such registration is required for the sale of the Contracts and that ONEQ is a member of the NASD.

c. BD represents to ONEQ that it is registered as a Broker/Dealer under the 1934 Act and under the state securities laws of each jurisdiction in which such registration is required for the sale of the Contracts, and that the BD is a member of the NASD.

d. NATIONAL SECURITY represents to BD that the Contracts, including related separate accounts, shall comply with the registration and all other applicable requirements of the 1933 Act and the Investment Company Act of 1940 ("1940 Act"), and the rules and regulations thereunder, including the terms of any order of the SEC with respect thereto.

e. NATIONAL SECURITY represents to BD that the Contracts it issues have been duly filed and approved by the state insurance departments in such jurisdictions where it is authorized to transact business, unless otherwise indicated in the Schedule of Commissions.

f. NATIONAL SECURITY represents to BD that the Contract prospectuses included in NATIONAL SECURITY's Registration Statement and in post-effective amendments thereto, and any supplements thereto, as filed or to be filed with the SEC, as of their respective dates, contain or will contain, all statements and information which are required to be stated therein by the 1933 Act and in all respects conform or will conform, to the requirements thereof.

3. COMPLIANCE WITH NASD CONDUCT RULES AND FEDERAL AND STATE SECURITIES AND STATE INSURANCE LAWS

BD agrees to abide by all rules and regulations of the NASD, including its Conduct Rules, and to comply with all applicable state and federal laws and the rules and regulations of authorized regulatory agencies affecting the sale of the Contracts.

4.   LICENSING AND/OR APPOINTMENT OF REPRESENTATIVES

BD certifies that any Representative who requests appointment from NATIONAL SECURITY has not been convicted of a felony or a misdemeanor involving fraud or dishonesty. BD shall assist NATIONAL SECURITY and ONEQ in the licensing and/or appointment of Representatives under applicable insurance laws to sell the Contracts (see attached General Letter of Recommendation). BD understands


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that NATIONAL SECURITY reserves the right to refuse to appoint any
Representative or, once appointed, to thereafter terminate the same. BD shall notify ONEQ if any Representative ceases to be a registered representative of BD, or if any Representative becomes the subject of adverse action (e.g., an amended U-4).

5.   SUPERVISION OF REPRESENTATIVES

BD shall have full responsibility for training and supervision of all Representatives associated with BD who are engaged directly or indirectly in the offer or sale of the Contracts and all such persons shall be subject to the control of BD with respect to such persons' activities in connection with the sale of the Contracts. BD shall comply with the administrative procedures of NATIONAL SECURITY and ONEQ involving state and federal securities law and state insurance law.

Before Representatives engage in the solicitation of applications for the Contracts, BD will cause: (1) the Representatives to be registered representatives of BD; (2) the Representatives to qualify under applicable federal and state laws to engage in the sale of the Contracts; (3) the Representatives to be trained in the sale of the Contracts; and (4) the Representatives to limit solicitations for the Contracts to jurisdictions where NATIONAL SECURITY has authorized such solicitation.

BD is specifically charged with the responsibility of supervising and reviewing its Representatives' use of sales literature and advertising and all other communications with the public in connection with the Contracts. No sales solicitation, including the delivery of supplemental sales literature or other such materials, shall occur, be delivered to, or used with a prospective purchaser unless accompanied or preceded by appropriate then current prospectus(es).

In the event a Representative fails to meet the BD's rules and standards with respect to the solicitation of Contracts, BD shall act to terminate the sales activities of such Representative relating to the Contracts.

6.   SALES PROMOTION MATERIAL AND ADVERTISING

No sales promotion materials or advertising relating to the Contracts shall be used by BD unless the specific items have been approved in writing by NATIONAL SECURITY.

7.   SECURING APPLICATIONS

All applications for Contracts shall be made on application forms supplied by NATIONAL SECURITY. BD will review all sales for suitability and all applications for completeness and correctness as to form. BD will promptly, but in no case later than the end of the next business day following receipt by BD, forward to NATIONAL SECURITY all complete and correct applications for suitable transactions, together with any payments received with the applications. NATIONAL SECURITY reserves the right to reject any Contract application and return any payment made in connection with an application which is rejected. Contracts issued on accepted applications will be forwarded to BD or its Representatives for delivery to the Contract Owner within five (5) days after the date of issue, unless otherwise agreed by the parties hereto.

8.   PAYMENTS RECEIVED BY BD

All premium payments (hereinafter collectively referred to as "Payments") are the property of NATIONAL SECURITY and shall be transmitted to NATIONAL SECURITY by BD immediately in accordance with the administrative procedures of NATIONAL SECURITY without any deduction or offset for any reason, unless otherwise agreed by the parties hereto. CUSTOMER PREMIUM CHECKS SHALL BE MADE PAYABLE TO THE ORDER OF "NATIONAL SECURITY LIFE AND ANNUITY COMPANY".

9.   COMMISSIONS PAYABLE

Commissions payable in connection with the contracts shall be paid to BD, or its affiliated insurance agency, according to the Commission Schedule(s) relating to this Agreement as they may be amended from time to time and in effect at the time the Contract Payments are received by NATIONAL SECURITY. NATIONAL SECURITY reserves the right to: revise the Commission Schedules at any time upon at least thirty (30) days prior written notice to BD;. NATIONAL SECURITY also reserves the right to adjust the compensation payable on sales of NATIONAL SECURITY products that replace existing NATIONAL SECURITY contracts; and offset future compensation payable to BD against any compensation to be returned to NATIONAL SECURITY by BD. Compensation to the BD's Representatives for Contracts solicited by the Representatives and issued by NATIONAL SECURITY will be governed by agreement between BD and its Representatives and its payment will be the BD's responsibility. In those states where express assignment of commissions is required, BD hereby assigns its representatives' commissions to its affiliated insurance agency for those states.

BD will not pay any compensation to an agent licensed pursuant to this Agreement until such agent is authorized to receive such compensation under applicable state law.

The terms of compensation shall survive this Agreement unless the Agreement is terminated for cause by NATIONAL SECURITY, provided that BD remains a broker-dealer in good standing with the NASD and other state and federal


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regulatory agencies and that BD remains the broker-dealer of record for the account.

10.  CANCELLATION OF POLICY

If NATIONAL SECURITY refunds premiums or returns contract values and waives surrender charges on any Contract for any reason, then no commission will be payable with respect to said premiums and any commission previously paid for said premiums shall be refunded to ONEQ. However, NATIONAL SECURITY will not refund premiums or return contract values and waive surrender charges to satisfy customer complaints without prior notification to BD.

ONEQ agrees to notify BD within thirty (30) days after it receives notice from NATIONAL SECURITY of any premium refund or a commission chargeback.

11.  ADDITIONAL PARTY TO THIS AGREEMENT

In the event that BD is not licensed as an insurance agency in any state where it wishes to solicit contracts, but utilizes an affiliated entity to satisfy state insurance laws, such affiliated entity shall sign this Agreement and BD shall countersign this Agreement, and BD and its affiliated entity shall be duly bound thereby. All references to BD in this Agreement shall include any affiliated insurance entity.

12.  HOLD HARMLESS AND INDEMNIFICATION PROVISIONS

No party to this Agreement will be liable for any obligation, act or omission of the other. Each party to this Agreement will hold harmless and indemnify NATIONAL SECURITY, ONEQ, and BD as appropriate, for any loss or expense suffered as a result of the actual or alleged violation of, or noncompliance with, any applicable law or regulation by a party or by an Associated Person of that party. The term "Associated Person" as used herein shall be defined consistently with the definition of such term as contained in Article I of the NASD By-laws.

13.  NON-ASSIGNABILITY PROVISION

This Agreement may not be assigned by any party except by mutual consent.

14.  NON-WAIVER PROVISION

Failure of any party to terminate the Agreement for any of the causes set forth in this Agreement will not constitute a waiver of the right to terminate this Agreement at a later time for any of these causes.

15.  AMENDMENTS

Except as stated in Paragraph 9, no amendment to this Agreement will be effective unless it is in writing and signed by all the parties hereto.

16.  INDEPENDENT CONTRACTORS

BD and its Representatives are independent contractors with respect to NATIONAL SECURITY and ONEQ.

17.  NOTIFICATION OF DISCIPLINARY PROCEEDINGS

BD agrees to notify ONEQ in a timely fashion of any disciplinary proceedings against any of BD's Representatives arising from the solicitation of sales of the Contracts or any threatened or filed arbitration action or civil litigation arising out of BD's solicitation of the Contracts.

18.  BOOKS AND RECORDS

NATIONAL SECURITY, ONEQ and BD agree to maintain their books, accounts and records so as to clearly and accurately disclose the nature and details of transactions and to assist each other in the timely preparation of records. ONEQ and BD shall each submit such records to the regulatory and administrative bodies which have jurisdiction over NATIONAL SECURITY or the underlying mutual fund shares.

Each party to this Agreement shall promptly furnish to the other party any reports and information which the other party may reasonably request for the purpose of meeting its reporting and record keeping requirements under the insurance laws of any state, and under federal and state securities laws or the rules of the NASD.

19.  LIMITATIONS

No party other than NATIONAL SECURITY shall have the authority on behalf of NATIONAL SECURITY to make, alter, or discharge any Contract issued by NATIONAL SECURITY, to waive any forfeiture or to grant, permit, or extend the time of making any Payments, or to alter the forms which NATIONAL SECURITY may prescribe, or to substitute other forms in place of those prescribed by NATIONAL SECURITY; or to enter into any proceeding in a court of law or before a regulatory agency in the name of or on behalf of NATIONAL SECURITY.


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20.  TERMINATION

This Agreement may be terminated at the option of any party upon sixty (60) days written notice to the other parties, or without notice at the option of any party hereto upon a material breach by any party of the covenants and terms of this Agreement.

21.  NOTICE

All notices to NATIONAL SECURITY and ONEQ relating to this Agreement should be sent to One Financial Way, Cincinnati, Ohio 45242, ATTN: Legal Department. All notices to BD will be duly given if mailed to the address shown above.

22.  GOVERNING LAW/ SEVERABILITY

This agreement will be construed in accordance with the laws of the State of Ohio. Should any provision of this Agreement be held unenforceable, those provisions not affected by the determination of unenforceability shall remain in full force and effect.

23.  GENERAL CONDUCT OF BD

BD expressly agrees that neither it nor its Representatives will: induce agents to leave NATIONAL SECURITY; engage in any course of conduct to systematically replace Contracts issued by NATIONAL SECURITY; or recommend or cause the surrenders of cash values of the Contracts to purchase or exchange for insurance policies or annuities issued by other insurance companies, unless such action is in the best interests of the Contract Owner; or do anything prejudicial to NATIONAL SECURITY's interests or that of its Contract Owners. This provision will continue in force after the termination of this Agreement.

24.  CUSTOMER COMPLAINTS

In the event a complaint is received by NATIONAL SECURITY or ONEQ from a customer, NATIONAL SECURITY or ONEQ will advise BD as soon as possible of the existence and nature of the complaint. BD shall have a reasonable amount of time, not to exceed ten (10) days unless otherwise agreed to by the Parties, to resolve the complaint.

In the event the complaint is not resolved, NATIONAL SECURITY may, in its sole discretion, refund premiums or return contract values and waive surrender charges or otherwise act to resolve the customer's complaint.

In the event a complaint is made by a customer or to a state or federal regulatory agency or filed with an appropriate self-regulatory organization, BD shall fully cooperate with NATIONAL SECURITY in responding to the complaint, including providing all documents and records reasonably requested by NATIONAL SECURITY.

25.  ARBITRATION

Any controversy or claim arising out of or relating to this Agreement or any alleged breach thereof shall be settled by arbitration in accordance with the Rules of the NASD. Such arbitration shall be commenced within one year after the cause of action forming the basis of the controversy or claim accrued.

26.  REQUIRED ELEMENTS OF THIS AGREEMENT

This agreement is not complete unless it includes a Commission Schedule, and the General Letter of Recommendation, both of which are incorporated herein by reference.


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NATIONAL SECURITY LIFE AND ANNUITY COMPANY, INC.

BY:
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        Title:
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OHIO NATIONAL EQUITIES, INC.


BY:
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        Title:
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BROKER DEALER


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Firm CRD #        Tax ID Number


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(Name)


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(Street Address)


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(City, State, Zip)


BY:
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        Title:
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BROKER-DEALER INSURANCE AFFILIATE

BY:
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        Title:
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